Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: R. Jerry Falkner RJ Falkner & Company, Inc. Investor Relations Counsel 800.377.9893 info@rjfalkner.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS SECOND QUARTER OPERATING RESULTS

MORRISVILLE, N.C. -- July 28, 2011 -- Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced its operating results for the second quarter and first half of 2011.

Financial Highlights:

•	Excluding the effect of two significant non-recurring sales transactions in prior-year period, Q2 sales increase 42% across customer base

•	Q2 net loss of $103,000 vs. prior-year period net income of $336,000

•	$9.6 million cash and investments and no long-term debt at 6/30/11

•	Q2 positive cash flow from operations of $895,000

Net sales for the three months ended June 30, 2011 decreased 10% to approximately $3.0 million, compared with approximately $3.3 million in net sales during the corresponding period of the previous year.  Loose moissanite gemstone sales decreased 9% to approximately $2.5 million, compared with approximately $2.7 million in the corresponding period of the previous year.  This decrease was primarily attributable to a one-time $889,000 sale to an international customer in the second quarter of 2010 that did not recur in the second quarter of 2011.  Finished jewelry sales decreased 15% to approximately $521,000, compared with approximately $610,000 in the corresponding period of the previous year.  This decrease was primarily attributable to a $337,000 sale of close-out finished jewelry to a domestic customer in the second quarter of 2010 that did not recur in the second quarter of 2011.  Excluding the effect of the two significant sales transactions discussed above, all other sales increased by 42% over the corresponding period of the previous year.

Net sales for the six months ended June 30, 2011 decreased 3% to approximately $6.0 million, compared with approximately $6.2 million in net sales during the corresponding period of the previous year.  Loose moissanite gemstone sales decreased 7% to approximately $5.0 million, compared with approximately $5.4 million in the corresponding period of the previous year.  Finished jewelry sales increased 18% to approximately $932,000, compared with approximately $788,000 in the corresponding period of the previous year.  Both loose moissanite gemstone sales and finished jewelry sales for the six months ended June 30, 2011 were impacted by the two significant non-recurring sales totaling $1.2 million discussed above that occurred in the second quarter of 2010.  Excluding

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

the effect of the two significant sales transactions discussed above, all other sales increased by 20% during the first half of 2011 versus the corresponding period of the previous year.

The Company recorded a net loss of ($103,000), or ($0.01) per share, in the second quarter of 2011, compared with net income of $336,000, or $0.02 per diluted share, in the second quarter of 2010.  For the six months ended June 30, 2011, the Company recorded a net loss of ($340,000), or ($0.02) per share, compared with net income of $635,000, or $0.03 per diluted share, in the corresponding period of the previous year.  These net losses were primarily a result of lower sales, higher manufacturing overhead and operating expenses involving new business initiatives to support future revenue streams.  In addition, the second quarter of 2011 included a loss on the disposal of assets of approximately $94,000.  Operating expenses increased $111,000, or 7%, and $337,000, or 10%, during the second quarter and six months ended June 30, 2011, respectively, when compared with the same periods in 2010.

“While our total net sales during the most recent quarter decreased from the prior-year period, significant non-recurring sales transactions to two customers benefiting revenue during the second quarter of 2010 accounted for the decrease,” stated Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “By contrast, our revenue in the second quarter of 2011 consisted of sales across an expanding customer base, which includes new customers such as televised home shopping network retailers that were added in the latter part of 2010 and during the first half of 2011.  If the two significant sales transactions are excluded from sales in the prior-year quarter, our second quarter 2011 revenue increased approximately 42% from 2010 levels.

“The outlook for the second half of 2011 appears encouraging and should benefit further from our planned launch of new sales and marketing initiatives,” continued McCullough.  “Our experience with televised home shopping networks has been particularly encouraging, and two of the largest such networks that focus on jewelry products have significantly increased the number of moissanite shows scheduled for the third and fourth quarters.  We are also excited about the targeted launch of our direct-to-consumer e-commerce website, Moissanite.com, during the third quarter.  The site has been built on the robust Magento e-commerce software platform, which powers websites for many of the world’s leading brands, and we are confident that consumers will respond enthusiastically to the broad selection of finished jewelry available through Moissanite.com.  Finally, we continue to invest considerable time and resources in developing jewelry lines, brands, and associated collateral materials for our new home party direct sales channel.  Test parties are targeted to begin towards the end of the third quarter or early in the fourth quarter of 2011.  We believe this venture will provide considerable future sales growth.

“On a longer-term basis, we remain confident in our belief that moissanite is destined to significantly expand its share of the $120 billion global jewelry market and that our multi-channel sales and marketing strategies will play a key role in the accomplishment of our growth objectives.  Meanwhile, we are well-positioned financially to take advantage of future opportunities, with a long-term debt-free balance sheet, healthy operating cash flows, and over $14 million in available working capital.  As a demonstration of its belief in our future prospects, the Audit Committee of our Board of Directors is recommending that the Board

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

extend our share repurchase program that is currently set to expire on August 12, 2011,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $9.6 million at the end of the second quarter of 2011, up from approximately $8.8 million at December 31, 2010, and the Company had no long-term debt outstanding as of June 30, 2011.  Cash generated from operations totaled $895,000 and $1.4 million during the three and six months ended June 30, 2011, respectively.  During the second quarter of 2011, a net decrease in inventory of $678,000, an increase in trade accounts payable of $104,000, and a net increase in accrued liabilities of $108,000 were the primary drivers of positive cash flow, more than offsetting the Company’s net loss of $103,000 that included $466,000 of non-cash expenses, an increase in prepaid expenses and other assets of $111,000, and an increase in trade accounts receivable of $251,000.  During the six months ended June 30, 2011, receipt of an income tax receivable of $113,000, a net decrease in inventory of $1.3 million, an increase in trade accounts payable of $250,000, and a net increase in accrued liabilities of $16,000 were the primary drivers of positive cash flow, more than offsetting the Company’s net loss of $340,000 that included $706,000 of non-cash expenses, an increase in trade accounts receivable of $539,000, and an increase in prepaid expenses and other assets of $76,000.

Total inventory, including long-term and consignment inventory, approximated $36.1 million as of June 30, 2011, which was down from approximately $37.4 million at the end of 2010 primarily as a result of sales, offset in part by purchases of jewelry castings, findings, and other jewelry components, along with limited production of moissanite gemstones.  Net trade accounts receivable approximated $4.2 million at the end of the second quarter of 2011, up from approximately $3.7 million at the end of 2010, primarily due to extended payment terms that are offered by the Company from time to time.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT today, July 28, 2011, to discuss its second quarter and first six months of 2011 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EDT on Thursday, July 28, 2011.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=81149.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EDT on Friday, August 5, 2011 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10002301.

The conference call will be archived for review on the Internet at www.videonewswire.com/event.asp?id=81149 and on the Company’s website at www.charlesandcolvard.com until Friday, August 5, 2011.

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR”.  For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products; our dependence on third parties for the sales and marketing of our products to end consumers; dependence on a limited number of customers; our current customers’ potential perception of us as a competitor as we enter the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; our ability to protect our intellectual property; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$2,994,280	$3,328,629	$5,971,836	$6,182,304
Costs and expenses:
Cost of goods sold	1,296,635	1,399,264	2,625,156	2,458,245
Sales and marketing	551,981	575,015	1,233,266	1,161,613
General and administrative	1,133,403	1,021,802	2,318,375	2,045,467
Research and development	30,958	8,993	43,506	50,850
Total costs and expenses	3,012,977	3,005,074	6,220,303	5,716,175
(Loss) income from operations	(18,697)	323,555	(248,467)	466,129
Other income (expense):
Interest income	23,339	31,796	41,258	58,318
Interest expense	(250)	(1,089)	(262)	(1,765)
Loss on disposal of assets	(94,408)	-	(94,408)	-
Loss on call of long-term investments	-	-	(2,913)	-
Total other income (expense)	(71,319)	30,707	(56,325)	56,553
(Loss) income before income taxes	(90,016)	354,262	(304,792)	522,682
Income tax net (expense) benefit	(13,298)	(17,947)	(34,910)	112,018
Net (loss) income	$(103,314)	$336,315	$(339,702)	$634,700

Net (loss) income per common share:
Basic	$(0.01)	$0.02	$(0.02)	$0.03
Fully diluted	$(0.01)	$0.02	$(0.02)	$0.03

Weighted average number of shares used in computing net (loss) income per common share:
Basic	19,471,342	19,148,074	19,385,081	19,084,107
Fully diluted	19,471,342	19,409,154	19,385,081	19,321,801

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$6,058,696	$7,736,044
Accounts receivable, net	4,171,090	3,679,141
Interest receivable	6,747	6,163
Income tax receivable	-	113,030
Inventory, net	4,883,809	6,306,875
Prepaid expenses and other assets	407,274	343,137
Total current assets	15,527,616	18,184,390
Long-term assets:
Held-to-maturity investments	3,509,016	1,018,551
Inventory, net	31,249,310	31,075,626
Property and equipment, net	801,727	377,352
Patent and license rights, net	238,126	252,542
Other assets	13,746	1,990
Total long-term assets	35,811,925	32,726,061
TOTAL ASSETS	$51,339,541	$50,910,451

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$792,120	$542,084
Accrued cooperative advertising	421,000	314,000
Accrued expenses and other liabilities	182,330	308,653
Total current liabilities	1,395,450	1,164,737
Long-term liabilities:
Accrued income taxes	972,323	937,414
Total liabilities	2,367,773	2,102,151
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	53,150,590	53,113,608
Additional paid-in capital – stock-based compensation	7,277,876	6,811,688
Accumulated deficit	(11,456,698)	(11,116,996)
Total shareholders’ equity	48,971,768	48,808,300
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,339,541	$50,910,451

Charles & Colvard Reports Second Quarter Operating Results
July 28, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(339,702)	$634,700
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	87,735	65,401
Amortization of bond premium	2,247	6,632
Stock-based compensation	478,355	193,093
Provision for uncollectible accounts	78,985	20,000
Provision for sales returns	(32,000)	(25,000)
Provision for inventory reserves	(7,000)	(567,000)
Benefit for deferred income taxes	-	(102,443)
Loss on disposal of assets	94,408	-
Loss on call of long-term investments	2,913	-
Changes in assets and liabilities:
Accounts receivable	(538,934)	(1,539,375)
Interest receivable	(584)	(22,542)
Income tax receivable	113,030	-
Note receivable	-	54,627
Inventory	1,256,382	1,553,494
Prepaid expenses and other assets, net	(75,893)	(131,780)
Accounts payable	250,036	188,320
Accrued cooperative advertising	107,000	310,500
Accrued income taxes	34,909	(9,575)
Other accrued liabilities, net	(126,323)	1,785
Net cash provided by operating activities	1,385,564	630,837

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(581,669)	(66,519)
Purchases of long-term investments	(4,745,625)	(5,056,990)
Proceeds from call of long-term investments	2,250,000	-
Patent and license rights costs	(10,433)	(10,038)
Net cash used in investing activities	(3,087,727)	(5,133,547)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	24,815	165,398
Net cash provided by financing activities	24,815	165,398

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,677,348)	(4,337,312)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,736,044	7,405,685
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,058,696	$3,068,373

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$262	$1,765

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